UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2013

Affinity Gaming
(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3755 Breakthrough Way Suite 300 Las Vegas, NV	89135	(702) 341-2400
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 6, 2013, Affinity Gaming (“Affinity”) announced that it received a copy of the Schedule 13D/A (the “13D/A”) filed with the Securities and Exchange Commission by Z Capital Partners L.L.C. and its affiliates (”Z Capital”), which attached thereto a copy of a complaint Z Capital filed March 5, 2013, against Affinity and its Board of Directors. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The complaint, filed in District Court, Clark County, Nevada, seeks a judgment (i) declaring, among other things that Affinity's conversion, on December 20, 2012, from a Nevada limited liability company to a Nevada corporation was ineffective and void ab initio, (ii) declaring that the Rights Agreement, dated December 21, 2012, between Affinity Gaming and American Stock Transfer & Trust Company is void ab initio and unenforceable, and (iii) awarding Z Capital general, special, consequential and punitive damages.

Affinity has not yet been served with the complaint. However, based on its preliminary review of the 13D/A, Affinity and its Board of Directors believe that the claims brought by Z Capital are without merit and intend to defend against them vigorously.

Item 9.01(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Affinity Gaming

Date:	March 6, 2013	By:	/s/ Donna Lehmann
		Name:	Donna Lehmann
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 6, 2013